Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Quest Resource Holding Corporation 2024 Incentive Compensation Plan, of our report dated March 12, 2026 relating to the consolidated financial statements of Quest Resource Holding Corporation (the Company), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Phoenix, Arizona

August 10, 2026